Exhibit h.4.p

EXECUTION

AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment dated September 1, 2019 is by and among Virtus Fund Services, LLC (“Company”), Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust and Virtus Variable Insurance Trust (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (as assigned from BNY Mellon Investment Servicing (US) Inc. on or about June 30, 2017) (“BNY Mellon”).

BACKGROUND:

A.	Company, the Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”). Joinder Agreements and Amendments to the Sub-Administration and Accounting Services Agreement were entered into among the parties (and Virtus Retirement Trust) on February 24, 2014, December 10, 2015, July 27, 2016, April __, 2017, September 21, 2017, December 1, 2018, March 8, 2019 and May 22, 2019 for the purpose of amending the Agreement and adding or removing certain Funds.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Exhibit B to the Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

EXECUTION

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

VIRTUS FUND SERVICES, LLC

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	Vice President and Assistant Treasurer

EXECUTION

EXHIBIT B

THIS EXHIBIT B, dated September 1, 2019 is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and The Bank of New York Mellon.

PORTFOLIOS

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus SGA International Growth Fund

(formerly,Virtus WCM International Equity Fund)

Virtus Zevenbergen Innovative Growth Stock Fund

EXECUTION

Virtus Equity Trust

Virtus KAR Capital Growth Fund*

Virtus KAR Global Quality Dividend Fund*

Virtus KAR Mid-Cap Core Fund*

Virtus KAR Mid-Cap Growth Fund*

Virtus KAR Small-Cap Core Fund*

Virtus KAR Small-Cap Growth Fund*

Virtus KAR Small-Cap Value Fund*

Virtus KAR Small-Mid Cap Core Fund

Virtus Rampart Enhanced Core Equity Fund*

Virtus SGA Emerging Markets Growth Fund

Virtus SGA Global Growth Fund

Virtus Tactical Allocation Fund*

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund*

Virtus Duff & Phelps Global Real Estate Securities Fund*

Virtus Duff & Phelps International Real Estate Securities Fund*

Virtus Duff & Phelps Real Estate Securities Fund*

Virtus Herzfeld Fund*

Virtus Horizon Wealth Masters Fund*

Virtus KAR Emerging Markets Small-Cap Fund*

Virtus KAR International Small-Cap Fund*

Virtus KAR International Small-Mid Cap Fund1

Virtus Newfleet Core Plus Bond Fund*

(formerly, Virtus Newfleet Bond Fund)

Virtus Newfleet High Yield Fund*

Virtus Newfleet Low Duration Core Plus Bond Fund*

(formerly, Virtus Newfleet Low Duration Income Fund)

Virtus Newfleet Multi-Sector Intermediate Bond Fund*

Virtus Newfleet Multi-Sector Short Term Bond Fund*

Virtus Newfleet Senior Floating Rate Fund*

1 Effective on or about October 2, 2019.

EXECUTION

Virtus Newfleet Tax-Exempt Bond Fund*

Virtus Rampart Alternatives Diversified Fund*

Virtus Rampart Equity Trend Fund

Virtus Rampart Multi-Asset Trend Fund

Virtus Rampart Sector Trend Fund

Virtus Vontobel Emerging Markets Opportunities Fund*

Virtus Vontobel Foreign Opportunities Fund*

Virtus Vontobel Global Opportunities Fund*

Virtus Vontobel Greater European Opportunities Fund*

VIRTUS RETIREMENT TRUST

None

VIRTUS VARIABLE INSURANCE TRUST

Virtus Duff & Phelps Real Estate Securities Series*

Virtus KAR Capital Growth Series*

Virtus KAR Small-Cap Growth Series*

Virtus KAR Small-Cap Value Series*

Virtus Newfleet Multi-Sector Intermediate Bond Series*

Virtus Rampart Enhanced Core Equity Series

Virtus SGA International Growth Series*

(formerly, Virtus Duff & Phelps International Series)

Virtus Strategic Allocation Series*

VIRTUS ALTERNATIVE SOLUTIONS TRUST

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

*For those Portfolios denoted with an asterisk, BNY Mellon performed the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon ceased performing regulatory administration services under the Agreement.